Exhibit 99.2

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Announces Capital Allocation Framework, Makes Positive Final

Investment Decision on Train 6 at the Sabine Pass Liquefaction Project, and

Raises Run-Rate Production and Financial Guidance

Capital allocation framework prioritizes reinvestment of available cash in growth capital projects,

achievement of investment-grade credit metrics, and return of excess capital to shareholders

$1.0 billion share repurchase authorization approved by Board of Directors

Final Investment Decision reached on Sabine Pass Train 6 and Full Notice to Proceed issued to Bechtel

Run-rate production guidance increased to 4.7 – 5.0 mtpa per Train

Run-rate Consolidated Adjusted EBITDA guidance raised to $5.2 - $5.6 billion

Run-rate Distributable Cash Flow per share guidance raised to $8.40 - $9.60

Houston, Texas – June 3, 2019 – Cheniere Energy, Inc. (“Cheniere” or the “Company”) (NYSE American: LNG) announced today that its Board of Directors has approved a comprehensive capital allocation framework for the Company that prioritizes reinvestment of cash flows to grow Cheniere’s world-class LNG platform, achievement of improved credit metrics for the Company’s liquefaction project entities and on a consolidated basis, and return of excess capital to shareholders through a framework that provides the Company flexibility to adapt to changes in growth opportunities and market conditions.

Cheniere expects to generate over $9 billion of available cash through the first half of 2024. The capital allocation framework provides for the following allocation through the forecast period of approximately five years:

•	Growth Investments – Reinvest cash flows to fund accretive projects using at least 50% equity funding

•	Sabine Pass Train 6 – Over 50% equity investment

•

Corpus Christi Stage 3 – At least 50% equity investment for expansion project adjacent to the Corpus Christi Liquefaction Project (“CCL Project”) with total expected nominal production of approximately 9.5 million tonnes per annum (“mtpa”), for which a positive Final Investment Decision (“FID”) is expected as early as 2020.

•	Debottlenecking Projects – capital investments to increase production of existing liquefaction platform

•	Balance Sheet – Ensure resiliency of investment grade ratings at liquefaction project entities and move toward an investment grade corporate rating for Cheniere

•	Leverage – proactively reduce consolidated debt and achieve an investment grade debt to Consolidated Adjusted EBITDA ratio

•	Capital Return – Platform that enables meaningful capital return to shareholders while maintaining flexibility for Cheniere

•	Share Repurchase Authorization – 3-year, $1.0 billion share repurchase authorization approved by Cheniere’s Board of Directors

“The capital allocation framework we announced today prioritizes continued investment in our LNG platform through new high-return growth projects, beginning with Sabine Pass Train 6, on which we have made a positive FID and have issued full notice to proceed to Bechtel. We believe the framework will also strengthen the balance sheets across our corporate structure, which is vital to our sustained growth, and enables us to return excess capital to shareholders through share repurchases,” said Jack Fusco, Cheniere’s President and Chief Executive Officer. “The market-leading execution we have achieved across our world-class LNG platform has provided stable and growing cash flow, which forms the foundation for this capital allocation framework, and we remain committed to delivering long-term shareholder value through growth.”

Sabine Pass Train 6 Final Investment Decision

Cheniere’s subsidiary Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) announced today that the Board of Directors of its general partner has made a positive FID with respect to Train 6 of the Sabine Pass Liquefaction Project (“SPL Project”) in Cameron Parish, Louisiana, and Cheniere Partners has issued full notice to proceed with construction to Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”).

To fund a portion of the construction of Train 6 and a third LNG berth and required supporting infrastructure at the SPL Project, Cheniere Partners has entered into 5-year, $1.5 billion senior secured credit facilities with 29 banks and financial institutions in a transaction that closed on May 29, 2019. The facilities include a $750 million delayed draw term loan, and a $750 million revolving credit facility. SG Americas Securities, LLC acted as Financial Advisor to Cheniere Partners for the transaction, and MUFG Bank, Ltd acted as Sole Coordinating Lead Arranger.

Increased Run-Rate Production and Financial Guidance

Cheniere has also raised its run-rate production guidance to 4.7 – 5.0 mtpa per Train, up from 4.4 – 4.9 mtpa per Train. The increase in run-rate production is based on the impact of production optimization, maintenance optimization, and debottlenecking projects at both the SPL Project and CCL Project.

Incorporating the impact of Sabine Pass Train 6 and increased run-rate production guidance, Cheniere has revised its run-rate financial guidance as follows:

• Consolidated Adjusted EBITDA	$5.2 – $5.6 billion
• Distributable Cash Flow per share	$8.40 – $9.60

Cheniere has provided a presentation for investors which includes additional details about the capital allocation framework, the upwardly revised financial guidance, and additional updates on strategic priorities at the Company. The presentation is available on the Company’s website at www.cheniere.com.

Share Repurchase Authorization

Under the share repurchase authorization, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The timing and amount of any shares of the Company’s common stock that are repurchased under the share repurchase authorization will be determined by the Company’s management based on market conditions and other factors. The share repurchase authorization does not obligate the Company to acquire any particular amount of common stock, and may be modified, suspended or discontinued at any time or from time to time at the Company’s discretion.

About Cheniere

Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (LNG) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with expected aggregate adjusted nominal production capacity of up to 45 million tonnes per annum of LNG operating or under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, and (vii) statements relating to the amount and timing of share repurchases. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliations

The accompanying news release contains non-GAAP financial measures. Consolidated Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow per share are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Consolidated Adjusted EBITDA represents net income attributable to Cheniere before net income attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. We believe Consolidated Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items, and items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Distributable Cash Flow is defined as cash received, or expected to be received, from Cheniere’s ownership and interests in Cheniere Partners and Cheniere Corpus Christi Holdings, LLC, cash received (used) by Cheniere’s integrated marketing function (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Cheniere and not the underlying entities. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure.

Distributable Cash Flow per share is calculated by dividing Distributable Cash Flow by the weighted average number of common shares or units outstanding.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure. Distributable Cash Flow is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

We have not made any forecast of net income on a run rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between run rate Consolidated Adjusted EBITDA and Distributable Cash Flow and net income.

Contacts

Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
Or
Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491